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                                                                      EXHIBIT 21

                               SUBSIDIARIES LIST

  Set forth below is information with respect to the Company and its subsidiaries, along with the respective states or countries of incorporation. Unless otherwise noted, each subsidiary is wholly owned.

                                                       State or Country
Name                                                   of Incorporation
----                                                   ----------------

Smart & Final Inc.                                        Delaware

     Smart & Final Stores Corporation                     California

     Smart & Final de Mexico, S.A. de C. V.               Mexico

          Smart & Final del Noroeste, S.A. de C. V.*      Mexico

     Smart & Final Oregon, Inc.                           Oregon

     Casino Frozen Foods, Inc.                            California

     American Foodservice Distributors, Inc.              California

          Port Stockton Food Distributors, Inc.           California

          CB Foods, Inc.                                  California

          Henry Lee Company                               Florida

               Henry Lee Exports Corp.                    U.S. Virgin Islands

               Okun Produce Company                       Florida

          AmeriFoods Trading Company                      Florida

     Casino Development Corp. No. 1                       California(dissolved 4/19/99)

     Casino Development Corp. No. 2                       California(dissolved 4/19/99)

     H L Holding Corporation                              Nevada

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*    Smart & Final del Noroeste, S.A. de C.V. is a 50% owned subsidiary of Smart
& Final de Mexico, S.A. de C. V.